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                                                                    Exhibit 23.2
                                                                    ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-67985) and related Prospectus of AmeriSource Health Corporation for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated November 3, 1998 (except for Note 13, as to which the date is December 8, 1998), with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
December 28, 1998